As filed with the Securities and Exchange Commission on January 15, 2021.
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RCM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Nevada (State or Other Jurisdiction of Incorporation or Organization)	95-1480559 (I.R.S. Employer Identification Number)
2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109-4613
(856) 356-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Kevin D. Miller
Chief Financial Officer
RCM Technologies, Inc.
2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109-4613
(856) 356-4500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Justin W. Chairman, Esquire Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 (215) 963-5000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. □
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ⌧
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □
If this form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □
If this form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  □
If this form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  □
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.
Large accelerated filer □	Accelerated filer □	Non‑accelerated filer ⌧	Smaller reporting company ⌧ Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  □
CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(1)
Common Stock, $0.05 par value per share(4)(10)	—	—	—	—
Preferred Stock, $0.001 par value per share(5)(10)	—	—	—	—
Warrants(6)(10)	—	—	—	—
Rights to purchase common stock, preferred stock or units(7)(9)	—	—	—	—
Units(8)(9)	—	—	—	—
TOTAL	$25,000,000	100%	$25,000,000(10)	$ 2,728 (11)
(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S‑3.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(4)
Subject to note (10) below, there is being registered an indeterminate number of shares of common stock.  Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(5)
Subject to note (10) below, there is being registered an indeterminate number of shares of preferred stock.  Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(6)
Subject to note (10) below, there is being registered hereunder an indeterminate amount and number of warrants. The warrants may represent the right to purchase shares of common stock or shares of preferred stock.

(7)	Subject to note (10) below, there is being registered an indeterminate number of rights that may represent a right to purchase common shares, preferred shares or units.
(8)
Subject to note (10) below, there is being registered an indeterminate number of units. Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.

(9)
Subject to note (10) below, this registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the shares of preferred stock or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the shares of preferred stock or warrants.

(10)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $25,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units. Such amount represents the offering price of any shares of common stock or shares of preferred stock, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the issue price of any securities issuable upon the exercise of rights. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(11)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated January 15, 2021

PROSPECTUS

$25,000,000
RCM TECHNOLOGIES, INC.
Common Stock
Preferred Stock
Warrants
Rights to Purchase Common Stock, Preferred Stock or Units
Units
We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants and rights to purchase common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $25,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “RCMT.” On January 14, 2021, the closing price of our common stock was $2.25.
This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $18.2 million which was calculated based on 7.5 million shares of our common stock outstanding held by non-affiliates and at a price of $2.43 per share, the closing price of our common stock on December 28, 2020. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over‑allot a portion of the securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 15, 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
RCM TECHNOLOGIES, INC	2
SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS	4
RISK FACTORS	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF RIGHTS	18
DESCRIPTION OF UNITS	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND MORE INFORMATION	22
INFORMATION INCORPORATED BY REFERENCE	22
DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	23
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The terms “RCM,” the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to RCM Technologies, Inc., unless we state otherwise or the context indicates otherwise.

RCM TECHNOLOGIES, INC.
Overview
We are a premier provider of business and technology solutions designed to enhance and maximize the operational performance of our customers through the adaptation and deployment of advanced engineering, specialty health care and information technology services.  We have been an innovative leader in the design, development, and delivery of these services to commercial and government sectors for over 40 years.  Over the years, we have developed and assembled an attractive, diverse and extensive portfolio of capabilities, service offerings and delivery options, established a proven record of performance and credibility, and built an efficient pricing structure.  This combination offers clients a compelling value proposition with the potential to substantially accelerate the successful attainment of their business objectives.

RCM consists of three operating segments: Engineering, Specialty Health Care and Information Technology Services.  Our Engineering segment provides engineering and design, engineering analysis, technical writing and technical support services, process and industrial, Engineer, Procure and Construction Management (“EPC”) as well as Demand Side Management/Energy Conservation Services.   Our Specialty Health Care Services segment provides the staffing of health care professionals, primarily health information management professionals, nurses, paraprofessionals, physicians and therapists.  Our Information Technology, or IT, segment provides enterprise business solutions, application services, infrastructure solutions, competitive advantage & productivity solutions, life sciences solutions and other selected vertical market specific offerings.
We service some of the largest national and international companies in North America as well as a lengthy roster of Fortune 1000 and mid-sized businesses in such industries as Aerospace/Defense, Educational Institutions, Energy, Financial Services, Health Care, Life Sciences, Manufacturing & Distribution, the Public Sector and Technology.  We believe we offer a range of solutions that foster long-term client relationships, affords cross-selling opportunities, and minimizes our dependence on any single technology or industry sector.  We sell and deliver our services through a network of approximately 29 offices in selected regions throughout North America and Serbia.

Corporate Information

 We were incorporated in the state of Nevada in 1971. Our principal executive offices are located at 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109 and our telephone number is (856) 356-4500. Our website address is www.rcmt.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
         Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
         The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS
       Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 28, 2019, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.
         The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The description below of our capital stock and provisions of our Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws (the “Bylaws”), are summaries and are qualified by reference to the Articles and the Bylaws, and the applicable provisions of Nevada law.
General
The Articles authorize us to issue up to 40,000,000 shares of common stock, $0.05 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share.
As of January 14, 2021, there were 11,953,930 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
The holders of our common stock are entitled to one vote for every share standing in the name of the stockholder in the books of the Company on any matter submitted to the stockholders, including the election of directors. Under Nevada law, holders of the common stock do not have any preemptive rights to acquire any shares, treasury shares or securities convertible into such shares, if the shares or shares into which the convertible securities may be converted are upon issuance registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended.  Holders of the common stock do not have any cumulative voting rights. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Blank Check Preferred Stock
We are authorized to issue up to 5,000,000 shares of preferred stock. Subject to limitations prescribed by Nevada law and the Articles, our board of directors has the authority, without further action by our stockholders, to designate one or more classes or series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon each such class or series, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of our common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Stockholder Rights Plan
Our Board of Directors approved and adopted a Rights Agreement, dated as of May 22, 2020 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). Pursuant to the Rights Agreement, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock of the Company. The Rights were distributable to stockholders of record as of the close of business on June 2, 2020, and one Right will also be issued together with each share of common stock issued by the Company after June 2, 2020, but before the Distribution Date (as defined in the Rights Agreement) (or the earlier redemption or expiration of the Rights) and, in certain circumstances, after the Distribution Date.

Generally, the Rights Agreement works by substantially diluting any person or group that acquires beneficial ownership of ten percent (10%) or more of the shares of common stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

Anti-Takeover Effects of Certain Provisions of the Articles and Bylaws and of Nevada Law
Nevada law, the Articles and the Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Nevada Anti-Takeover Statutes
  Business Combinations Statutes
Nevada’s “combinations with interested stockholders” statutes (Nevada Revised Statutes (“NRS”) 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in the Articles, and we have not amended the Articles to so elect.
Control Shares Statutes
In addition, the NRS contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) govern the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of

Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our Articles or Bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.
No Cumulative Voting
The Articles do not provide for cumulative voting in the election of directors.
 Blank Check Preferred Stock
  We believe that the availability of the preferred stock under the Articles provides the Company with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow the Company to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by the Company’s stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which RCM’s securities may be listed. The board of directors will have the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.
Action by Written Consent; Special Meetings of Stockholders; Advance Notice Procedure
  The Articles provide that stockholders may take action by written consent if such consent is signed by the holders of record of the outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and otherwise may only take action at duly called annual or special meetings.
The Bylaws provide that special meetings of stockholders may be called only by a majority of the members of our board or upon the written request of stockholders, in accordance with, and subject to, the provisions of the Bylaws, from stockholders who hold, in the aggregate, not less than twenty percent (20%) of the voting power of our outstanding shares.
In addition, the Bylaws establish advance notice procedures for:
•	stockholders to nominate candidates for election as a director; and
•	stockholders to propose topics for consideration at stockholders’ meetings.
Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in the Bylaws. To be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be delivered to, or mailed and received by, the Secretary of the Company at its principal executive offices not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3.13(h)) of the date of such special meeting was first made. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

 Removal of Directors.
  Our board of directors is elected each year by our stockholders for a term expiring at the next annual meeting of stockholders. Our stockholders may remove directors with or without cause by the affirmative vote or written consent of the holders of two-thirds (2/3) of the combined voting power of all then issued and outstanding shares of stock of all classes and series of the Company entitled to vote generally for the election of directors, voting together as a single class. Our board of directors may appoint a director to fill a vacancy created by the expansion of the board of directors.
Transfer Agent And Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC whose address is 59 Maiden Lane, New York, New York 10005.
Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “RCMT.”

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•	the title of such securities;
•	the offering price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise Of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability Of Rights By Holders Of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over‑subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book‑entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
Such at‑the‑market offerings, if any, may be conducted by financial institutions acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters, dealers or agents participating in the offering, if any;
•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;
•	any option, under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best‑efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over‑the‑counter market or otherwise.
Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock and preferred stock offered by this prospectus, and any supplement thereto, as well as certain other matters of Nevada law in connection with such offering, will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Certain other legal matters in connection with the offering, and the validity or enforceability of warrants or rights offered by this prospectus, and any supplement thereto,  will be passed upon for us by Morgan, Lewis & Bockius LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Macias, Gini & O’Connell LLP, an independent registered public accounting firm, has audited the consolidated financial statements and financial statement schedule of RCM Technologies, Inc. and Subsidiaries for the year ended December 28, 2019 included in our Annual Report on Form 10-K for the year ended December 28, 2019, as set forth in their report, dated March 5, 2020, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Macias, Gini & O’Connell LLP’s report, given on their authority as experts in accounting and auditing.
The consolidated balance sheet of RCM Technologies, Inc. and Subsidiaries as of December 29, 2018, and the related statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the year ended December 29, 2018, and financial statement schedule for the year ended December 29, 2018, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference.  Such financial statements and financial statement schedule have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We maintain a website at www.rcmt.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8‑K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.	our annual report on Form 10‑K for the fiscal year ended December 28, 2019, as amended by Amendment No. 1 thereto;
2.	our quarterly reports on Form 10‑Q for the quarters ended March 28, 2020, June 27, 2020 and September 26, 2020;
3.
our current reports on Form 8‑K filed with the SEC on January 17, 2020, April 23, 2020 (as amended on April 24, 2020), May 22, 2020, June 2, 2020, October 1, 2020, December 18, 2020 and January 15, 2021 (as to Items 5.02 and 9.01 only); and

4.
the description of our common stock, par value $0.05 per share, contained in our Registration Statement on Form 10 filed with the SEC on March 1, 1982, to register such securities under the Securities Exchange Act of 1934, as amended, including any amendments filed for the purpose of updating such information.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Chief Financial Officer, 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109 or you may call us at (856) 356-4500.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

$25,000,000
RCM TECHNOLOGIES, INC.
Common Stock
Preferred Stock
Warrants
Rights to Purchase Common Stock, Preferred Stock or Units
Units
PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of an amount of up to $25,000,000 of shares of our securities registered under this registration statement, other than any underwriting discounts and commissions. All amounts, except the SEC registration fee, are estimates.
SEC registration fee	$2,728
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Stock exchange listing fees	(1)

Printing, FINRA filing fee (if applicable) and miscellaneous expenses	(1)
Total	(1)

(1)
These fees will be dependent on the number and amount of securities offerings under this registration statement and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.  Indemnification of Directors and Officers
Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification pursuant to Section 78.7502 of the NRS may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Any discretionary indemnification pursuant to Section 78.7502 of the NRS, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, may be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the NRS further provides that indemnification pursuant to Section 78.7502 of the NRS does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our articles of incorporation, our bylaws. or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.
The Registrant’s Articles of Incorporation, as amended, provide that the Registrant shall, to the full extent permitted by the NRS, indemnify all persons whom it has the power to indemnify pursuant thereto, including officers and directors of the Registrant.  The Registrant’s Amended and Restated Bylaws provide that provide that the Registrant shall, to the fullest extent permitted under the NRS, indemnify any and all persons whom it has the power to indemnify under said law from any and all expenses, liabilities or other matters referred to in such law.
The Registrant’s Amended and Restated Bylaws also provide that it shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by the Registrant of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision of a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Registrant.
Section 78.752 of the NRS empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person’s status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.
The Registrant’s Articles of Incorporation, as amended, authorize the Registrant to maintain insurance to cover such liabilities. The Registrant has purchased Directors’ and Officer’s Liability Insurance to protect directors and officers of the Registrant from any liability asserted against them for acts taken or omissions occurring in their capacities as such.  The Registrant is not required to maintain such insurance and there can be no assurance that the Registrant will continue to maintain such insurance or coverage in such amounts.

Item 16.  Exhibits
The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act as indicated in parentheses:
Exhibit Number	Document
1.1*	Form of Underwriting Agreement.
3.1
Articles of Incorporation, as amended; incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 1994, filed with the Securities and Exchange Commission on January 4, 1995.

3.2
Certificate of Amendment of Articles of Incorporation; incorporated by reference to Exhibit A to the Registrant’s Proxy Statement, dated February 6, 1996, filed with the Securities and Exchange Commission on January 29, 1996.

3.3
Certificate of Amendment of Articles of Incorporation; incorporated by reference to Exhibit B to the Registrant’s Proxy Statement, dated February 6, 1996, filed with the Securities and Exchange Commission on January 29, 1996.

3.4	Amended and Restated Bylaws; incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2014.
4.1
Rights Agreement, dated as of May 22, 2020, by and between the Registrant and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2020).

4.2*	Form of Preferred Stock Certificate.
4.3*	Form of Certificate of Designation of Preferred Stock.
4.4*	Form of Warrant Agreement.
4.5*	Form of Warrant Certificate.
4.6*	Form of Rights Certificate.
4.7*	Form of Unit Agreement.
4.8*	Form of Unit Certificate.
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP (filed herewith).
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in its Opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Macias, Gini & O’Connell LLP (filed herewith).
23.3	Consent of EisnerAmper LLP.
24.1	Powers of Attorney (included as part of the signature page hereof).
*	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.  Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pennsauken, State of New Jersey on January 15, 2021.
RCM TECHNOLOGIES, INC.

By:	/s/ Bradley S. Vizi Bradley S. Vizi Executive Chairman and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley S. Vizi and Kevin D. Miller, and each of them, as his true and lawful attorneys‑in‑fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post‑effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Bradley S. Vizi Bradley S. Vizi	Executive Chairman, President and Director (Principal Executive Officer)	January 15, 2021

/s/ Kevin D. Miller Kevin D. Miller	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	January 15, 2021

/s/ Roger H. Ballou Roger H. Ballou	Director	January 15, 2021

/s/ Richard A. Genovese Richard A. Genovese	Director	January 15, 2021

/s/ Swarna Srinivas Kakodkar Swarna Srinivas Kakodkar	Director	January 15, 2021

/s/ Jayanth S. Komarneni Jayanth S. Komarneni	Director	January 15, 2021